Exhibit 99.1

rVue Holdings, Inc. Announces

Fourth Quarter and Year End Results for 2011

Ft. Lauderdale, FL., March 30, 2012 -- rVue Holdings, Inc. (OTCBB: RVUE) announced today its financial results for the fourth quarter and the year ended December 31, 2011.

Operational Highlights for 2011 and 2012 Year-to-Date:

•	As of March 28, 2012, 173 Digital Out-of-Home (DOOH) networks controlling 803,650 screens were accessible through the rVue platform, up from 166 DOOH networks controlling 751,440 digital screens at the end of the third quarter of 2011. rVue can deliver 239 million daily ad impressions across these networks.
•	The DOOH industry continues to move to a demand side platform (DSP) model and currently finds itself in a hybrid phase where it is both dependent on client service needs as well as leveraging technology.
•	Consumer behavior and Social Media are impacting other media and the phenomenal rise of Social TV is providing strategic opportunities for media buyers to engage their audiences in DOOH by way of rVue. rVue’s leadership team is in position to leverage key Social TV technology, provide advertisers wide reach into DOOH and add an additional advertising model with competitive advantage.
•	In December 2011, rVue launched its proprietary ad verification technology and dashboard which provides real-time analytics across DOOH networks. This metadata initiative was developed to bring real-time accountability to DOOH ad campaigns. Since exiting beta, this technology has been tracking multiple digital signage campaigns, including January 2012 and March 2012 campaigns for a Fortune 150 brand.
•	In 2011, rVue experienced a 203% increase in media planning and campaign execution compared to 2010.
•	In January 2012, rVue began its transition to an enterprise cloud platform for greater scale in powering its technology needs.
•	On January 27, 2012, rVue raised $935,000 through the sale of secured convertible promissory notes to support operations in 2012.

“In the first quarter of 2012, with the development of the rVue platform substantially completed, rVue transitioned to a fully operational business,” said Jason Kates, CEO and President of rVue. “We have fully established our proof of concept; we have integrated with strategic partners for added scale, targeted and developed key relationships with buyers and executed campaigns for high-profile, quality brands; we continue to enhance and expand the application of the rVue platform; we have found buyers for our services; and we believe we’re hiring the right people to sell our services. All the pieces are in place, and we believe we are well on track with our goal to become the world’s leading ad exchange and digital distribution platform for Digital Out-Of-Home advertising media.”

Fourth Quarter 2011 Financial Details:

Fourth quarter 2011 revenue was $181,142 compared to $163,221 in the prior year’s fourth quarter. rVue fees—the transaction fees from advertisers and agencies for placing ads with networks and primary focus of rVue’s business—were $76,681 for the fourth quarter of 2011, up substantially from the less than $100 in the 2010 fourth quarter. Selling, general and administrative expenses were $759,717 in the fourth quarter of 2011, compared to $844,621 in the prior year’s fourth quarter, a $84,904 decline, or 10.1%. Net loss for the fourth quarter of 2011 was ($788,217) compared to a net loss of ($751,141) in the 2010 fourth quarter. Basic and diluted loss per share was ($0.02) in in the fourth quarter of 2011 compared to ($.03) in the fourth quarter of 2010.

Full Year 2011 Financial Details:

Revenue for the year ended December 31, 2011 was $643,483 compared to $624,482 for the year ended December 31, 2010. rVue fees were $203,276 up $200,001, or over 6,000% compared to the $3,275 in the year ended December 31, 2010. Selling, general and administrative expenses were $3,339,359 in 2011, compared to $2,389,017 in 2010, a $950,342, or 39.8% increase. Net loss was ($3,616,973) in 2011 compared to a net loss of ($2,100,347) in 2010. Basic and diluted loss per share was ($0.10) in both 2011 and 2010.

Corporate Activities:

On January 27, 2012, rVue raised $935,000 through the sale of secured convertible promissory notes to support operations in 2012. Additionally, prior noteholders agreed to convert their notes totaling $288,067 into new secured convertible promissory notes. rVue issued new secured convertible secured promissory notes with an aggregate principal amount of $1,223,067 which mature on January 31, 2013 if not sooner converted, together with warrants to purchase 3,057,666 shares of our common stock at $.20 per share exercisable for a period of 5 years.

Conference Call Information:

A conference call and live webcast will take place at 11:00 a.m. Eastern Time, on Friday, March 30, 2012. Anyone interested in participating should call 1-877-407-8031 if they are calling within the United States or 1-201-689-8031 if calling internationally. There will be a playback available until April 30, 2012. To listen to the playback, please call 1-877-660-6853 if calling within the United States or 1-201-612-7415 if calling internationally. Please use Account number 286 and Conference ID number 391385 for the replay.

The call will also be accompanied live by webcast over the Internet and accessible at http://www.investorcalendar.com/IC/CEPage.asp?ID=167850.

About rVue:

rVue Holdings, Inc., through its wholly owned subsidiary, rVue, Inc., is an advertising technology and strategic media services company which has developed and operates an integrated advertising exchange and digital distribution platform for the digital media. Through the rVue platform, advertisers have the ability to deliver 239 million daily impressions through Digital Out-Of-Home media. rVue's technology is designed to empower its network and advertising partners with intelligent and scalable solutions that provide ROI and accelerate the adoption of rich digital media. For more information, please visit www.rvue.com.

Forward Looking Statements:

This press release contains "forward looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The statements contained in this press release that are not purely historical are forward-looking statements. Forward-looking statements give the Company's current expectations or forecasts of future events. Such statements are subject to risks and uncertainties that are often difficult to predict and beyond the Company's control, and could cause the Company's results to differ materially from those described.  The Company is providing this information as of the date of this press release and does not undertake any obligation to update any forward looking statements contained in this press release as a result of new information, future events or otherwise.  We have based these forward looking statements largely on our current expectations and projections about future events and financial trends affecting the financial condition of our business.  Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved.  Important factors that could cause such differences include, but are not limited to, the Risk Factors and other information set forth in the Company's Annual Report on Form 10-K to be filed today and in our other filings with the Securities and Exchange Commission.

CONTACT INFORMATION:

Business and Press Inquiries:

Dawn Rahicki

Chief Marketing Officer

rVue, Inc.

connect@rVue.com

954.356.5442

Investor Inquiries:

Brett Maas

Hayden IR

brett@haydenir.com

646.536.7331

David Fore

Hayden IR

dave@haydenir.com

206.395.2711

rVUE HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	December 31,
	2011	2010

Assets

Current assets:
Cash and cash equivalents	$19,917	$2,334,121
Accounts receivable, net of allowance for doubtful accounts of $37,651 in 2010	105,203	24,867
Prepaid expenses	180,573	38,461
Due from Argo Digital Solutions, Inc.	-	172,012
Total current assets	305,693	2,569,461
Property and equipment, net	46,829	25,972
Software development costs	244,498	380,054
Deposits	17,388	13,510
	$614,408	$2,988,997

Liabilities and Stockholders' Equity (Deficit)

Current liabilities:
Accounts payable	$202,142	$70,493
Accrued expenses	456,339	227,600
Convertible notes	185,248	-
Derivative liability	100,900	-
Deferred revenue	31,975	31,975
Total current liabilities	976,604	330,068

Commitments and contingencies

Stockholders' equity (deficit):
Preferred stock, $0.001 par value per share; 10,000,000 shares authorized;
none issued or outstanding	-	-
Common stock, $0.001 par value per share; 140,000,000 shares authorized at December 31, 2011 and 2010
37,383,725 and 37,273,725 shares issued and outstanding at
December 31, 2011 and 2010, respectively	37,384	37,274
Additional paid-in capital	5,378,005	4,782,267
Accumulated deficit	(5,777,585)	(2,160,612)
Total stockholders' equity (deficit)	(362,196)	2,658,929
	$614,408	$2,988,997

rVUE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended		For the Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
Revenue
rVue fees	$76,681	$18	$203,276	$3,275
Network	104,461	107,438	440,207	507,130
License	-	55,765	-	114,077
	181,142	163,221	643,483	624,482
Costs and expenses
Cost of revenue	107,381	33,373	303,263	153,518
Selling, general and administrative expenses	759,717	844,621	3,339,359	2,389,017
Depreciation and amortization	101,165	41,101	620,339	127,097
Interest income	(52)	(4,733)	(3,653)	(10,617)
Interest expense	1,848	-	1,848	65,814
Change in fair value of derivative	(700)	-	(700)	-
	969,359	914,362	4,260,456	2,724,829
Loss before provision for income taxes	(788,217)	(751,141)	(3,616,973)	(2,100,347)
Provision for income taxes	-	-	-	-
Net loss	$(788,217)	$(751,141)	$(3,616,973)	$(2,100,347)
Net loss per common share - basic and diluted	$(0.02)	$(0.03)	$(0.10)	$(0.10)
Shares used in computing net loss per share:
Basic and diluted	37,351,116	29,586,229	37,298,970	20,732,647

rVUE HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For The Year Ended December 31,
	2011	2010
Operating activities
Net loss	$(3,616,973)	$(2,100,347)
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation and amortization	620,339	127,097
Stock-based compensation expense	329,188	232,087
Common stock issued for services	24,700	-
Warrants issued for services	241,960	-
Accrued convertible note interest	1,848	-
Change in fair value of derivative liability	(700)	-
Bridge loan interest settled with shares of common stock	-	64,746
Investor relations expenses settled with shares of common stock	-	160,000
Placement agent fees settled with shares of common stock	-	100,000
Provision for bad debts	-	37,651
Changes in operating assets and liabilities:
Accounts receivable	(80,336)	(62,518)
Prepaid expenses	(142,112)	(37,700)
Accounts payable	131,649	57,963
Accrued expenses	228,739	222,600
Deferred revenue	-	(57,306)
Cash used in operating activities	(2,261,698)	(1,255,727)

Investing activities
Payments for property, equipment and software development	(505,640)	(226,956)
Repayments by (advances to) Argo Digital Solutions, Inc.	172,012	(172,012)
Changes in deposits	(3,878)	(13,510)
Cash used in investing activities	(337,506)	(412,478)

Financing activities
Proceeds from common stock and warrants issued for cash, net of offering costs	-	4,007,993
Proceeds from convertible notes	285,000	-
Repayment of capital lease obligations	-	(5,784)
Cash provided by financing activities	285,000	4,002,209

Increase/(decrease) in cash and cash equivalents	(2,314,204)	2,334,004
Cash and cash equivalents, beginning of year	2,334,121	117
Cash and cash equivalents, end of year	$19,917	$2,334,121

Supplemental disclosures of cash flow information
Interest paid	-	$1,068
Income taxes paid	-	-

Supplements disclosure of non-cash investing and financing activities
Bridge loans converted to shares of common stock	-	$205,000